Exhibit 24.01

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael Del Nin, Christoph Mainusch and David Sturgeon, and each of them, with full power to act without the other, such person's true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year 2016 of Central European Media Enterprises Ltd., a Bermuda company limited by shares, and any and all amendments to such Annual Report on Form 10-K and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures appear on following page

February 9, 2017

/s/ John K. Billock    /s/ Paul Cappuccio
John K. Billock    Paul Cappuccio

/s/ Charles Frank    /s/ Iris Knobloch
Charles Frank    Iris Knobloch

/s/ Alfred Langer    /s/ Bruce Maggin
Alfred Langer    Bruce Maggin

/s/ Parm Sandhu    /s/ Doug Shapiro
Parm Sandhu    Doug Shapiro

/s/ Kelli Turner    /s/ Gerhard Zeiler
Kelli Turner    Gerhard Zeiler